Elizabeth L. Belanger

1.212.309.6353

elizabeth.belanger@morganlewis.com

October 21, 2019

The Penn Mutual Life Insurance Company

Penn Mutual Variable Life Account I

600 Dresher Road

Horsham, Pennsylvania 19044

Re:	Penn Mutual Variable Life Account I
The Penn Mutual Life Insurance Company
Post-Effective Amendment No. 42 to the Registration Statement on Form N-6 (File Nos. 033-54662; 811-05006)

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus contained in Post-Effective Amendment No. 42 to the Registration Statement on Form N-6 (File Nos. 033-54662; 811-05006) for Penn Mutual Variable Life Account I, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “1933 Act”). In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW
Washington, DC 20004	+1.202.739.3000
United States	+1.202.739.3001